Exhibit 99.1

ENERFLEX LTD. COMPLETES ACQUISITION OF EXTERRAN CORPORATION, ESTABLISHING A PREMIER INTEGRATED GLOBAL PROVIDER OF ENERGY INFRASTRUCTURE AND ENERGY TRANSITION SOLUTIONS

NEWS RELEASE

CALGARY, Alberta, October 13, 2022 — Enerflex Ltd. (TSX: EFX) (NYSE: EFXT) (“Enerflex” or the “Company”), a leading supplier of vertically integrated products and services to the global energy industry, is pleased to announce today that it has completed its acquisition of Exterran Corporation (“Exterran”), a leader in natural gas processing and treatment and compression products and services (the “Transaction”). Enerflex’s common shares will continue to trade on the Toronto Stock Exchange (“TSX”) under the symbol “EFX”, and the Company will commence trading on the New York Stock Exchange (“NYSE”) under the symbol “EFXT” on October 13, 2022.

Enerflex is a premier integrated global provider of energy infrastructure and energy transition solutions. With enhanced scale and capabilities, Enerflex is optimally positioned to serve customers in key natural gas, energy transition, and produced water markets, which will enhance long-term shareholder value through sustainable improvements in efficiency, profitability, and cash flow generation.

“Today marks the beginning of the new Enerflex, and we couldn’t be more excited to officially unite our talented teams and best-in-class capabilities to deliver leading modular energy solutions to our expanded customer base,” said Marc Rossiter, Enerflex’s President and Chief Executive Officer. “With our premier global platform, diversified offerings, and cash-flow-generative business model, Enerflex is ideally positioned to opportunistically harness macro trends to meet the growing global need for natural gas and energy security and be resilient through all commodity cycles. We welcome our new colleagues and look forward to building upon the impressive legacies of both companies as we efficiently, thoughtfully, and reliably serve our customers and deliver sustained growth and value for shareholders.”

In accordance with the merger agreement, Exterran stockholders will receive 1.021 common shares of Enerflex for each share of Exterran common stock held. The trading of Exterran common stock is expected to be suspended today.

Immediately following the close of the Transaction, Enerflex will be focused on successfully integrating the two companies to become a more resilient, profitable, and efficient business, which includes delivering on expected cost savings and synergies of approximately U.S.$60 million annually. Discretionary cash flow will initially be directed at strengthening the Company’s financial position, with Enerflex targeting its bank-adjusted net debt to EBITDA ratio to be below 2.5 times within 12 to 18 months.

CAPITAL STRUCTURE

On October 12, 2022, Enerflex successfully closed its previously announced private offering (the “Offering”) of U.S.$625 million aggregate principal amount of 9.00% senior secured notes due 2027 (the “Notes”). Enerflex intends to use the net proceeds of the Offering, together with its U.S.$150 million three-year secured term loan facility, an initial draw under its U.S.$700 million three-year secured revolving credit facility (the “Revolving Credit Facility”), and cash on hand, to fully repay the existing Enerflex and Exterran notes and revolving credit facilities and put in place a new debt capital structure. The balance of the Revolving Credit Facility will be used for committed capital expenditures and other general corporate purposes and will provide significant liquidity for Enerflex.

The Notes and the related guarantees were not registered under the Securities Act of 1933, as amended, any state securities laws, or the laws of any other jurisdiction, and the Company does not intend to register the Notes or the related guarantees. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Enerflex has approximately 123.7 million common shares outstanding as of October 13, 2022.

BOARD OF DIRECTORS UPDATE

Enerflex is committed to maintaining the highest standards of corporate governance, benefitting from the experience of the existing members of the Board of Directors of the Company (the “Board”), as well as James Gouin, who will be joining the Board from Exterran. Mr. Gouin will serve on the Audit Committee.

THIRD-QUARTER 2022 REPORTING

Enerflex plans to release its financial results and operating highlights for the third quarter of 2022 after the market closes on Wednesday, November 9, 2022. The results will be communicated by news release and will be available on the Company’s website at www.enerflex.com and under the Company’s SEDAR and EDGAR profiles at www.sedar.com and www.sec.gov, respectively.

Investors, analysts, members of the media, and other interested parties, are invited to participate in a conference call and audio webcast on Thursday, November 10, 2022 at 10:00 a.m. (MST), where members of senior management will discuss the Company’s results. A question-and-answer period will follow.

To participate, register at https://register.vevent.com/register/BI674ba70c28c841099a939266cdce8559. Once registered, participants will receive the dial-in numbers and a unique PIN to enter the call. The live audio webcast of the conference call will be available on the Enerflex website at www.enerflex.com under the Investors section prior to the start of the call.

A replay will be available on the Enerflex website at www.enerflex.com.

ADVISORY REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking information within the meaning of applicable Canadian securities laws and within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to management’s expectations about future events, results of operations, and the future performance (both financial and operational) and business prospects of Enerflex, Exterran, or the combined entity. All statements other than statements of historical fact are forward-looking statements. The use of any of the words “anticipate”, “future”, “plan”, “contemplate”, “create”, “continue”, “estimate”, “expect”, “intend”, “propose”, “might”, “may”, “will”, “shall”, “project”, “should”, “could”, “would”, “believe”, “predict”, “forecast”, “pursue”, “potential”, “objective”, “capable”, and similar expressions are intended to identify forward-looking information. In particular, this news release includes (without limitation) forward-looking information pertaining to: the characteristics of Enerflex, Exterran, and the combined entity following the completion of the Transaction; the listing of the Enerflex common shares on the TSX and NYSE; the suspension and delisting of shares of Exterran common stock from the NYSE; the anticipated benefits and synergies of the Transaction; the issuance of Enerflex common shares as merger consideration in accordance with the merger agreement; integration plans following the Transaction and the anticipated benefits and synergies therefrom; targeted financial metrics; the use of the net proceeds from the Offering; the use of the Revolving Credit Facility; the composition of the Board of Directors of Enerflex and its Audit Committee following the Transaction; and plans to release financial results and operating highlights for the third quarter of 2022 and the timing thereof.

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All forward-looking information in this news release is subject to important risks, uncertainties, and assumptions, which are difficult to predict and which may affect Enerflex’s operations, including, without limitation: the impact of economic conditions, including volatility in the price of crude oil, natural gas, and natural gas liquids, interest rates, and foreign exchange rates; the markets in which the combined entity’s products and services are used; industry conditions, including supply and demand fundamentals for crude oil and natural gas, and the related infrastructure, including new environmental, taxation, and other laws and regulations; expectations and implications of changes in governmental regulation, laws, and income taxes; environmental, social, and governance matters; the duration and severity of business disruptions and other negative impacts resulting from the COVID-19 pandemic or other crises; the ability to continue to build and improve on proven manufacturing capabilities and innovate into new product lines and markets; increased competition; insufficient funds to support capital investments required to grow the business; the lack of availability of qualified personnel or management; political unrest and geopolitical conditions; and other factors, many of which are beyond the control of Enerflex. Readers are cautioned that the foregoing list of assumptions and risk factors should not be construed as exhaustive. While Enerflex believes that there is a reasonable basis for the forward-looking information included in this news release, as a result of such known and unknown risks, uncertainties, and other factors, actual results, performance, or achievements could differ and such differences could be material from those expressed in, or implied by, these statements. The forward-looking information included in this news release should not be unduly relied upon as a number of factors could cause actual results to differ materially from the results discussed in these forward-looking statements, including but not limited to: the ability of the combined entity to realize the anticipated benefits of, and synergies from, the Transaction and the timing and quantum thereof; the ability to maintain desirable financial ratios; the ability to access various sources of debt and equity capital, generally, and on acceptable terms, if at all; the ability to utilize tax losses in the future; the ability to maintain relationships with partners and to successfully manage and operate integrated businesses; risks associated with technology and equipment, including potential cyberattacks; the occurrence of unexpected events such as pandemics, war, terrorist threats, and the instability resulting therefrom; risks associated with existing and potential future lawsuits, shareholder proposals, and regulatory actions; and those factors referred to under the heading “Risk Factors” in Enerflex’s Annual Information Form and Exterran’s Form 10-K, each for the year ended December 31, 2021, in Enerflex’s Management’s Discussion and Analysis and Exterran’s Form 10-Q, each for the three and six months ended June 30, 2022, available on SEDAR and EDGAR, respectively, and Enerflex’s Management Information Circular dated September 8, 2022 and the Proxy Statement of Exterran Corporation and Prospectus of Enerflex dated September 12, 2022, available on SEDAR and EDGAR, respectively.

The forward-looking information contained herein is expressly qualified in its entirety by the above cautionary statement. The forward-looking information included in this news release is made as of the date of this news release and, other than as required by law, Enerflex disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events, or otherwise. This news release and its contents should not be construed, under any circumstances, as investment, tax, or legal advice.

ABOUT ENERFLEX

Transforming Energy for a Sustainable Future. Enerflex is a premier integrated global provider of energy infrastructure and energy transition solutions, covering natural gas processing, compression, power generation, refrigeration, cryogenic, and produced water solutions.

Headquartered in Calgary, Alberta, Canada, Enerflex, its subsidiaries, interests in associates, and joint ventures, operate in more than 100 locations in: Canada, the United States, Argentina, Bolivia, Brazil, Colombia, Ecuador, Mexico, Peru, the United Kingdom, the Netherlands, the United Arab Emirates, Bahrain, Oman, Egypt, Kuwait, India, Iraq, Nigeria, Pakistan, Saudi Arabia, Australia, New Zealand, China, Indonesia, Malaysia, Singapore, and Thailand.

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Enerflex’s common shares trade on the TSX under the symbol “EFX” and on the NYSE under the symbol “EFXT”. For more information about Enerflex, visit www.enerflex.com.

For investor and media enquiries, contact:

Marc Rossiter	Sanjay Bishnoi	Stefan Ali

President &	Senior Vice President &	Vice President,

Chief Executive Officer	Chief Financial Officer	Strategy & Investor Relations

Tel: (403) 387-6325	Tel: (403) 236-6857	Tel: (403) 717-4953

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